UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2024

DRIVEITAWAY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3401 Market Street, Suite 200/201

Philadelphia, PA 19104

(Address of principal executive office) (Zip Code)

(856) 577-2763

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Officer

On March 31, 2024, Mike Elkin, the Chief Financial Officer of DriveItAway Holdings, Inc. (the “Company”), notified the Company that he is resigning from his position as Chief Financial Officer of the Company effective as of the close of business on March 31, 2024. Mr. Elkin’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(b) Appointment of Certain Officers

On April 2, 2024, Steven M. Plumb, CPA was appointed the Chief Financial Officer of the Company. Mr. Plumb is serving in a part time role as our CFO. Mr. Plumb is the owner of Clear Financial Solutions, a provider of SEC Reporting, Consulting and Fractional CFO services to public companies. Mr. Plumb is a CPA and holds a Bachelor of Business Administration degree from the University of Texas at Austin. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Plumb and any of the Company’s other executive officers or directors or persons nominated or chosen to become a director or executive officer of the Company. There are no transactions in which Mr. Plumb has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Plumb was not appointed CFO pursuant to any arrangement with the Company or any of its directors or officers.

Mr. Plumb will be paid $3,750 per month for his services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRIVEITAWAY HOLDINGS, INC.

Dated: April 2, 2024	By:	/s/ John Possumato
	Name:	John Possumato
	Title:	Chief Executive Officer